Exhibit 99.1

Ribbon Announces $52 Million Private Placement Financing Led by Neuberger Berman, JPMorgan Chase & Co., and Swarth Investments Ltd.

FOR IMMEDIATE RELEASE: August 15, 2022

Plano, TX – Ribbon Communications Inc. (“Ribbon”) (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced that it has executed a securities purchase agreement to raise gross proceeds of approximately $52 million in a private placement financing of common stock. The private placement investors were led by Neuberger Berman client funds, and included Ribbon’s two largest shareholders, JPMorgan Chase & Co. and Swarth Investments Ltd., and Heights Capital Management, Inc., among other investors.

Ribbon intends to use the net proceeds from the private placement to fund general corporate purposes, including capital expenditures, working capital and debt repayment.

Ribbon Communications CFO Mick Lopez said, “We are very appreciative of the incremental investment being made by our existing and new shareholders. The new capital will provide the company additional financial flexibility as we execute on our strategy to invest in product development and drive near-term profitable growth.”

Ribbon will issue approximately 17,050,000 shares of common stock in the private placement at a price of $3.05. The private placement is expected to close on or about August 16, 2022, subject to customary closing conditions.

Evercore Group L.L.C. acted as sole placement agent in connection with the private placement and B. Riley Securities, Inc. served as financial advisor to Ribbon.

The securities were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Ribbon has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon, please visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the timing, use of proceeds, closing of the private placement, product development and profitable growth, are forward-looking statements. Without limiting the foregoing, the words "believes", "estimates", "expects", "expectations", "intends", "may", "plans", "projects" and other similar language, are intended to identify forward-looking statements. For further information regarding risks and uncertainties associated with Ribbon Communications' business, please refer to the "Risk Factors" section of Ribbon Communications' most recent Annual Report for the year ended December 31, 2021 filed with the SEC. Any forward-looking statements represent Ribbon Communications' views only as of the date on which such statement is made and should not be relied upon as representing Ribbon Communications' views as of any subsequent date. While Ribbon Communications may elect to update forward-looking statements at some point, Ribbon Communications specifically disclaims any obligation to do so.

Investor Contact

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com